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                                                                   EXHIBIT 10.25
                                                                   -------------

                              CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement ("Agreement") is entered into effective as of this 4th day of January 2002 (the "Retirement Date"), between Smurfit-Stone Container Corporation (the "Company"), and Ray M. Curran ("Consultant").

     WHEREAS, Consultant retired from the Company on the Retirement Date, and the Company and Consultant now wish to enter into a consulting relationship upon the terms and conditions hereinafter contained;

     NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and of the mutual benefits accruing to the Company and to Consultant from the consulting relationship to be established between the parties by the terms of this Agreement, the Company and Consultant agree as follows:

     1. Consulting Relationship. The Company hereby retains Consultant, and
        -----------------------
Consultant hereby agrees to be retained by the Company, as an independent consultant, and not as an employee.

     2. Term. The term of this Agreement shall begin on the Retirement Date and
        ----
shall continue through January 4, 2005.

     3. Consulting Services. Consultant agrees that during the term of this
        -------------------
Agreement:

        (a) Consultant shall provide executive consulting services for the Company as requested by the Board of Directors or the Chief Executive Officer, at times mutually agreeable between the Company and Consultant;

        (b) Consultant shall cooperate fully with the Company in any investigation, negotiation, litigation or other action arising out of any transaction in which he was involved or of which he had knowledge during his employment by the Company;

        (c) Consultant shall exercise a reasonable degree of skill and care in performing the services referred to in this Section;

        (d) Under no circumstances shall Consultant's obligation to the Company under this Section unreasonably interfere with Consultant's consulting, employment or other obligations to any third party; and

        (e) Consultant shall provide consulting services hereunder from a location or locations mutually agreeable to Consultant and the Company.

     4. Compensation. The Company shall pay Consultant for his services
        ------------
performed under this Agreement at the rate of US$550,000.00 per calendar quarter, within five days after the end of each quarter, beginning with the calendar quarter ending March 31, 2002, whether or


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not services are actually rendered hereunder. Consultant shall also be entitled to reimbursement for expenses authorized in writing by the Company in advance and incurred by Consultant in the performance of his duties hereunder. If Consultant is subsequently classified by the IRS as a common law employee, Consultant expressly waives his rights to any benefits to which he was, or might have become, entitled, other than under the Letter Agreement.

     5. Indemnity. The Company shall indemnify Consultant for any and all
        ---------
actions taken by him in performance of consulting services under this Agreement to the same extent the Company provides indemnification for actions taken by directors or officers of the Company. Consultant shall indemnify the Company against all claims, damages, losses arising out of or resulting from the performance of consulting services covered by this Agreement caused in whole or in part by any negligent or willful act or omission of Consultant.

     6. Effect on Other Agreements. This Agreement shall not supersede the
        --------------------------
letter agreement between the Company and Consultant dated January 4, 2002 (the "Letter Agreement") confirming the Company's and Consultant's agreement on the termination of the Employment Agreement between the Company and Consultant dated as of April 1, 1999.

     7. Taxes and Statutory Obligations. As an independent contractor,
        -------------------------------
Consultant will be solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance; laws.

     8. General.
        -------

        (a) Amendment. This Agreement may only be amended by written agreement
            ---------
     between the Company and Consultant.

        (b) Assignability. This Agreement may not be assigned by either party
            -------------
     without the prior written consent of the other party, except that no consent is necessary for the Company to assign this Agreement to a corporation succeeding to substantially all the assets or business of the Company whether by merger, consolidation, acquisition, or otherwise. This Agreement shall be binding upon Consultant, his heirs and permitted assigns and the Company, its successors and permitted assigns.

        (c) Severability. Each of the sections in this Agreement shall be
            ------------
     enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

        (d) Applicable Law. The laws of the State of Illinois shall govern the
            --------------
     validity, interpretation, construction and performance of this Agreement, without regard to the conflict of laws principles thereof. The parties both agree to submit to jurisdiction and venue in the Courts of Cook County, Illinois.

        (e) Construction. The headings in this Agreement are inserted for
            ------------
     convenience and identification only and are not intended to describe, interpret, define or


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     limit the scope, extent, or intent of this Agreement or any provision hereof. Each party was represented by counsel and cooperated in the preparation of this Agreement. As a result, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.

        (f) Survival. All Sections of this Agreement survive beyond the term
            --------
     of this Agreement, except as otherwise specifically stated.

        (g) Counterparts. This Agreement may be executed in any number of
            ------------
     counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and the year first above written.

Smurfit-Stone Container Corporation


By   /s/ Craig A. Hunt                               /s/ Ray M. Curran
   -----------------------------------          --------------------------------
Its Vice President                                   Consultant
    ----------------------------------


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